      As filed with the Securities and Exchange Commission on June 23, 1998
                                                              -------

                                                     Registration No. 033-54775

                               ----------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                     PACIFIC CENTURY FINANCIAL CORPORATION
               (Exact name of Issuer as specified in its charter)

               DELAWARE                              99-0148992
       (State of Incorporation)           (IRS Employer Identification No.)
                              130 MERCHANT STREET
                            HONOLULU, HAWAII  96813
                    (Address of principal executive offices)

                               ----------------

                             JOSEPH T. KIEFER, ESQ.
                     PACIFIC CENTURY FINANCIAL CORPORATION
                                 P. O. BOX 2900
                             HONOLULU, HAWAII 96846
                                 (808) 537-8879
                         (Name, address, and telephone
                          number of agent for service)


                               ----------------

                                    Copy to:
                            WILLIAM E. ATWATER, ESQ.
                      CARLSMITH BALL WICHMAN CASE & ICHIKI
                         1001 BISHOP STREET, SUITE 2200
                               HONOLULU, HI 96813
                                 (808) 523-2502


                               ----------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                      2.

                                       PART II

                      INFORMATION NOT REQUIRED IN THE PROSPECTUS

ADOPTION OF REGISTRATION STATEMENT

          Pacific Century Financial Corporation, a Delaware corporation, as the successor issuer to Pacific Century Financial Corporation, a Hawaii corporation, adopts this registration statement for all purposes of the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 pursuant to Securities Act Rule 414. All references in such registration statement to the issuer's common stock shall be deemed to refer to the registrant's common stock, par value $0.01 per share. In connection with such succession, Item 15 of
Part II of this registration statement is amended as set forth below.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a Delaware corporation to indemnify its directors, officers, employees and agents against certain liabilities and expenses they may incur in such capacities, and provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of certain types of actions or any claim, issue or matter therein. The indemnification provided by Section 145 is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Article VI of the registrant's bylaws require that the registrant indemnify and hold harmless, to the fullest extent permitted by applicable law (including circumstances in which indemnification is otherwise discretionary) any person who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant or is or was serving at its request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans) against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. In addition, the registrant maintains insurance under which its directors, officers and employees and agents are insured against certain liabilities. Also, the registrant's Certificate of Incorporation includes provisions which eliminate the personal liability of registrant's directors for monetary damages resulting from breaches of their fiduciary duty of care, provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Sections 174 of the DGCL (concerning the wilful or negligent violation of statutory provisions precluding payment of certain dividends and certain stock purchases or redemptions) or for any other transactions from which the director derived an improper personal benefit.


                                      3.

ITEM 16.  EXHIBITS.

          The following exhibit is filed herewith:


          No.       Description
          ---       -----------
          24        Power of Attorney



                                      4.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Pacific Century Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Honolulu, Hawaii, on the 22nd day of June, 1998.
    ----



                                             PACIFIC CENTURY FINANCIAL
                                             CORPORATION


                                             By /s/ Lawrence M. Johnson
                                                ----------------------------
                                                    Lawrence M. Johnson
                                                    Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                           Date
---------                       -----                           ----


/s/ Lawrence M. Johnson         Chairman of the Board,        June 22, 1998
-----------------------         Chief Executive                    --
Lawrence M. Johnson             Officer and Director


           *                    President and Director        June 22, 1998
-----------------------                                            --
Richard J. Dahl


           *                    Director                      June 22, 1998
-----------------------                                            --
Peter D. Baldwin


           *                    Director                      June 22, 1998
-----------------------                                            --
Mary G.F. Bitterman


                                      5.

           *                    Director                      June 22, 1998
-----------------------                                            --
David A. Heenan


           *                    Director                      June 22, 1998
-----------------------                                            --
Stuart T.K. Ho


           *                    Director                      June 22, 1998
-----------------------                                            --
Herbert M. Richards, Jr.


           *                    Director                      June 22, 1998
-----------------------                                            --
H. Howard Stephenson


           *                    Director                      June 22, 1998
-----------------------                                            --
Stanley S. Takahashi


           *                    Director                      June 22, 1998
-----------------------                                            --
Donald M. Takaki


           *                    Director                      June 22, 1998
-----------------------                                            --
Fred E. Trotter, III


           *                    Executive Vice President,     June 22, 1998
-----------------------         Treasurer and Chief                --
David A. Houle                  Financial Officer


           *                    Senior Vice President and     June 22, 1998
-----------------------         Controller (Principal              --
Denis K. Isono                  Accounting Officer)



*By /s/ Lawrence M. Johnson
    ------------------------
     Lawrence M. Johnson
     Attorney-in-Fact


                                      6.

                                 EXHIBIT INDEX


   No.                           Description
   --                            -----------
   24                            Power of Attorney
